Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the registration statement (No. 333-255206) on Form S-3 and registration statements (Nos. 333-267592, 333-224957, 333-209462, 333-178467 and 333-163542) on Form S-8 of Aviat Networks, Inc. of our report dated December 1, 2023, with respect to the abbreviated financial statements of the Wireless Transport Business of NEC Corporation, which report appears in the Form 8-K/A (Amendment No. 1) of Aviat Networks, Inc. dated February 9, 2024.

/s/ KPMG AZSA LLC
Tokyo, Japan
February 9, 2024